Exhibit 10.1

Execution Copy

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of May 30, 2014 (the “Effective Date”), among Solar Capital Ltd., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“Solar”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, including Solar and Oxford Finance LLC, a Delaware limited liability company (“Oxford”) in their respective capacities as a lender (each a “Lender” and collectively, the “Lenders”), and Radius Health, Inc., a Delaware corporation with offices located at 201 Broadway, 6th Floor, Cambridge, MA 02139 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1.                                      DEFINITIONS AND OTHER TERMS

1.1                               Terms.  Capitalized terms used herein shall have the meanings set forth in Section 1.3 to the extent defined therein.  All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code.  Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.

1.2                               Section References.  Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

1.3                               Definitions.  The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement”	Preamble
“Approved Lender”	Section 12.1
“Borrower”	Preamble
“Claims”	Section 12.2
“Closing Fee”	Section 2.4(a)
“Collateral Agent”	Preamble
“Collateral Agent Report”	Exhibit B, Section 5
“Communications”	Section 10
“Default Rate”	Section 2.3(b)
“Effective Date”	Preamble
“Event of Default”	Section 8
“Indemnified Person”	Section 12.2
“Lender” and “Lenders”	Preamble
“Lender Transfer”	Section 12.1
“New Subsidiary”	Section 6.10
“Non-Funding Lender”	Exhibit B, Section 10(c)(ii)
“Other Lender”	Exhibit B, Section 10(c)(ii)
“Oxford”	Preamble
“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“Solar”	Preamble
“SVB Account”	Section 3.1(c)
“Term A Loan”	Section 2.2(a)(i)
“Term B Loan”	Section 2.2(a)(ii)
“Termination Date”	Exhibit B, Section 8
“Term Loan”	Section 2.2(a)(ii)
“Transfer”	Section 7.1

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Amortization Date” means (a) if the Interest-Only Period Extension Condition has not been satisfied on or prior to May 31, 2015, July 1, 2015, or (b) if the Interest-Only Period Extension Condition has been satisfied on or prior to May 31, 2015, January 1, 2016.

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent; and (d) any money market or similar funds that exclusively holds any of the foregoing.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.

“Collateral Agent” is Solar, not in its individual capacity, but solely in its capacity as collateral agent on behalf of and for the ratable benefit of the Secured Parties.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith in accordance with GAAP; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower or such Subsidiary, as applicable, Collateral Agent, pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s securities account, account number 17039843, maintained at State Street Bank & Trust Company.

“Disbursement Letter” is that certain form attached hereto as Exhibit C-2.

“Disclosure Schedules” the disclosure schedules to this agreement, as amended or supplemented from time to time by Borrower with the written consent of the Required Lenders (or as supplemented by Borrower pursuant to the terms of the Loan Documents), delivered by Borrower to the Lenders.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund or (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. on the date on which it becomes a Lender or (B) has total assets in excess of Two Billion, Five Hundred Million Dollars ($2,500,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent in its reasonable discretion.  Notwithstanding the foregoing, (x) in connection with any assignment made by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Existing Agent” is General Electric Capital Corporation, in its capacity as “Agent” for the “Lenders” party to the Existing Credit Facility.

“Existing Credit Facility” is the credit facility of Borrower evidenced by that certain Loan and Security Agreement, dated as of May 23, 2011, among Borrower, the Existing Agent, the several “Lenders” party thereto and any “Guarantors” party thereto.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Final Fee” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest or any other fee payable hereunder) (a) due on the earliest to occur of (i) the Maturity Date, (ii) the acceleration of any Term Loan, and (iii) the prepayment of all or any portion of any Term Loan pursuant to Section 2.2(c), and (b) in the amount of 4% of the aggregate amount of the Term Loans advanced hereunder.  The Final Fee shall be payable as follows: (x) in the case of a partial prepayment of any Term Loan, 4% of the portion of the principal amount of the Term Loan prepaid shall be due at the time of such prepayment, and (y) in any other case, the remaining unpaid portion of the Final Fee shall be due at the earliest to occur of (A) the Maturity Date, (B) the acceleration of any Term Loan, or (C) the prepayment of all of the Terms Loans.  The Final Fee shall be fully earned on the date so paid, non-refundable for any reason and payable to the Lenders in accordance with their respective Pro Rata Shares.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funding Date” is any date on which a Term Loan is made to or on account of Borrower, which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent for the benefit of the Secured Parties (including without limitation pursuant to Section 6.10 hereof).

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any of its Subsidiaries’ right, title and interest in and to the following:

(a)                                 its Copyrights, Trademarks and Patents;

(b)                                 any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)                                  any and all source code;

(d)                                 any and all design rights which may be available to Borrower;

(e)                                  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                                   all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Period Extension Condition” means the consummations of any one or more public or private stock offering, equity raises or strategic partner arrangements resulting in the receipt of at least Sixty-Five Million Dollars ($65,000,000.00) in aggregate net cash proceeds to Borrower.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IPO” means the initial public offering and sale of Borrower’s common stock.

“IPO Condition” means the consummation of the IPO resulting in the receipt of at least Sixty-Five Million Dollars ($65,000,000.00) in net cash proceeds to Borrower.

“Key Person” is each of Borrower’s (i) President and Chief Executive Officer, who is Robert Ward as of the Effective Date, and (ii) Chief Financial Officer, who is B. Nick Harvey as of the Effective Date.

“Knowledge” means to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Loan Documents, and (b) all fees and expenses (including attorneys’ fees and expenses , as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“LIBOR Rate” means the rate per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) for a term of one-month, which determination shall be conclusive in the absence of manifest error.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, the Disclosure Schedules, each Compliance Certificate, each Loan Payment Request Form, the Disbursement Letter, any Guarantees, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Payment Request Form” is that certain form attached hereto as Exhibit C-1.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; or (b) a material impairment of (i) the prospect of repayment of any portion of the Obligations, (ii) the legality, validity or enforceability of any Loan Document, (iii) the rights and remedies of Collateral Agent or Lenders under any Loan Document except as the result of the action or inaction of the Collateral Agent or Lenders or (iv) the validity, perfection or priority of any Lien in favor of Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Lenders.

“Material Agreement” is any of (a) the Nordic Services Agreement and (b) (i) if the Borrower is a publicly reporting entity under the Securities Exchange Act of 1934, any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act of 1933 or Securities Exchange Act of 1934, as each may be amended, or (ii) if the Borrower is not a publicly reporting entity under the Securities Exchange Act of 1934, any license, agreement or other contractual arrangement whereby Borrower or any of its Subsidiaries is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate.

“Maturity Date” is, for each Term Loan, June 1, 2018.

“Nordic Services Agreement” is that certain Nordic Clinical Development Agreement, dated as of March 29, 2011, between Borrower and Nordic Bioscience Clinical Development VII A/S, a Danish corporation (“Nordic”), pursuant to which Nordic provides Phase III clinical development services to Borrower for which Nordic receives certain fees and equity interests of Borrower, as amended from time to time.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Premium, the Final Fee, and any other amounts Borrower owes to the Collateral Agent or the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or the other Loan Documents (other than the Warrants), and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent in connection with this Agreement and the other Loan Documents (other than the Warrants), and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on July 1, 2014.

“Payoff Letter” is a letter, in form and substance reasonably satisfactory to the Lenders, dated on or prior to the Effective Date, executed by the Existing Agent and Borrower with respect to the payoff of the amounts owed under and the termination of the Existing Credit Agreement.

“Permitted Acquisition” means an acquisition by Borrower of all or substantially all of the assets of, all of the ownership interests in, or a business line or unit or division of another Person and shall include any foreign corporations in the acceptable jurisdictions listed below in this definition; provided that (a) no Event of Default or event that with the passage of time would result in an Event of Default shall exist immediately before or immediately after the consummation of such acquisition, (b) such acquired Person or assets shall be in the same line of business as is conducted by Borrower as of the Effective Date (or a line of business reasonably related thereto), (c) such acquisition shall not cause the focus or locations of Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of the United States, (d) such acquisition shall not constitute a hostile acquisition, (e) any Person acquired as a result of such acquisition shall, if required under Section 6.10 hereof, become a secured Guarantor, (f) in connection with such acquisition, neither Borrower nor any of its Subsidiaries (including for this purpose, the target of the acquisition) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted hereunder, (g) all of the consideration paid in connection with such acquisition shall be in the form of stock of Borrower, except that Borrower shall be permitted to pay reasonable closing costs in cash, (h) Borrower has notified the Lenders at least ten (10) Business Days in advance of entering into such transaction, which notice shall include a reasonably detailed description of such transaction, (i) such transaction shall only involve assets and entities located in the United States, Canada, Australia, Israel, Luxembourg, Netherlands, the United Kingdom and Switzerland, (j) Collateral Agent and the Lenders have received evidence, in form and substance reasonably satisfactory to them that Borrower has sufficient cash on hand to pay its projected expenses and all debt service when due for a period of twelve (12) months after the consummation of such transaction, (k) all transactions related to such acquisition shall be consummated in all material respects in accordance with applicable law; and (l) Borrower shall provide to the Lenders as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition.

“Permitted Indebtedness” is:

(a)                                 Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)                                 Indebtedness existing on the Effective Date and disclosed on the Disclosure Schedules;

(c)                                  Subordinated Debt;

(d)                                 unsecured Indebtedness to trade creditors and in connection with credit cards incurred in the ordinary course of business;

(e)                                  Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)                                   Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)                                  other unsecured Indebtedness at any time not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate; and

(h)                                 extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)                                 Investments disclosed on the Disclosure Schedules and existing on the Effective Date;

(b)                                 (i) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent and Lenders;

(c)                                  Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)                                 Investments consisting of Deposit Accounts in which Collateral Agent has a perfected Lien (subject to the terms of this Agreement) for the ratable benefit of the Secured Parties;

(e)                                  Investments in connection with Transfers permitted by Section 7.1;

(f)                                   Investments consisting of loans and advances to employees of Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed One Hundred Thousand Dollars ($100,000.00) at any time;

(g)                                  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)                                 Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i)                                     Investments in Subsidiaries that are Guarantors;

(j)                                    Investments in Subsidiaries formed for the purpose of merging such Subsidiary into the target of a Permitted Acquisition or for merging the target of a Permitted Acquisition into such Subsidiary so long as upon the consummation of such Permitted Acquisition, Borrower is in compliance with Section 6.10;

(k)                                 the formation of and Investments in Foreign Subsidiaries in Canada, Australia, Israel, Luxembourg, Netherlands, the United Kingdom and Switzerland not greater than the amount required to initially form and fund such Subsidiary and all customary business, development, operation and other similar expenses incurred in the ordinary of business and subject to the limitation in the last paragraph of this definition; and

(l)                                     joint ventures engaged in by Borrower; provided that (i) Borrower does not contribute to such joint venture any cash or assets other than a license of Intellectual Property or cash or assets subject to the last paragraph of this definition, provided that such license is in compliance with the requirements of this Agreement and the other Loan Documents and, provided further that all payments made in connection with such license shall be made solely to Borrower and deposited in a Deposit Account that is governed by a Control Agreement, and (ii) the equity owned by Borrower in such joint venture shall become Collateral and shall be pledged to Collateral Agent to secure the Obligations in accordance with Section 4 hereof.

The maximum amount of cash or assets (exclusive of licensing of Intellectual Property) that may be invested by Borrower and its Subsidiaries pursuant to clauses (k) and (l) above, when aggregated, shall not exceed One Million Dollars ($1,000,000.00) per year and Four Million Dollars ($4,000,000.00) in the aggregate.

“Permitted Licenses” are (a) licenses of over-the-counter software that are commercially available to the public, and (b) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into as is customary in Borrower’s industry, provided, that, (i) with respect to each such license described in clause (b), (A) no Event of Default nor any event that with the passage of time could result in an Event of Default exists at the time such license is entered into, and (B) such license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, (ii) with respect to any such exclusive license, (A) Borrower delivers ten (10) Business Days’ prior written notice and a brief summary of the terms of the proposed license to Lenders and delivers to Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (B) such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States, (iii) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement in favor of the Collateral Agent, and (iv) from and after the date on which the IPO Condition is met, (A) Borrower shall only be required to use commercially reasonable efforts to obtain the consent of a counterparty to any exclusive license to a collateral assignment of such license to Collateral Agent, and (B) Borrower may enter into one or more agreements, on commercially reasonable terms and with Collateral Agent’s and each Lender’s prior consent (not to be unreasonably withheld or delayed), to monetize future royalty streams.

“Permitted Liens” are:

(a)                                 Liens existing on the Effective Date and disclosed on the Disclosure Schedules or arising under this Agreement and the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)                                  Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d)                                 Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)                                  Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)                                   Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)                                  leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(h)                                 banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(a) hereof;

(i)                                     Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

(j)                                    Permitted Licenses.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)                                     for a prepayment made on or after the Effective Date through and including the first anniversary of the Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii)                                  for a prepayment made after the date which is after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii)                               for a prepayment made after the date which is after the second anniversary of the Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Regulatory Action” means an administrative or regulatory enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued by the FDA.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan other than to an Affiliate of such Lender, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty-six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Second Draw Period” is the period commencing on the date on which the IPO Condition is satisfied and ending on December 5, 2014.

“Secured Parties” means the Collateral Agent and the Lenders.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Series B-2 Preferred Shares” means shares of the Borrower’s Series B-2 Convertible Preferred Stock, $0.0001 par value per share.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities, (b) such Person is not left with unreasonably small capital after giving effect to the transactions contemplated by this

Agreement and the other Loan Documents, and (c) such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forebearance and extensions related thereto).

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Required Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor).

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Tranche A Warrants” are those certain Warrants to Purchase Stock issued by Borrower as of the Effective Date to the Lenders substantially in the form of Exhibit F hereto with respect to Solar and its successors and assigns or Exhibit G hereto with respect to Oxford and its successors and assigns.  The Tranche A Warrants shall grant to the Lenders the right to purchase a number of shares of Borrower’s Series B-2 Preferred Shares equal to the quotient obtained by dividing an amount equal to 3% of the principal amount of the Term A Loan by the Series B-2 Preferred Share price of $61.42.  The exercise price per Series B-2 Preferred Share underlying the Tranche A Warrants is $61.42.  The exercise period for the Tranche A Warrants will expire on the fifth anniversary of the date of issuance thereof.

“Tranche B Warrants” are those Warrants to Purchase Stock to be issued by Borrower to the Lenders as of the Funding Date relating to the Term B Loan in the form of Exhibit F hereto with respect to Solar and its successors and assigns or Exhibit G hereto with respect to Oxford and its successors and assigns.  The Tranche B Warrants shall grant to the Lenders the right to purchase a number of shares of Borrower’s common stock equal to the quotient obtained by dividing an amount equal to 3% of the principal amount of the Term B Loan by the exercise price per share determined in accordance with the next sentence.  The exercise price per share of common stock underlying the Tranche B Warrants will be equal to the ten (10) trading day (or such lesser number of days to the extent that Borrower’s securities have been trading for fewer than ten (10) trading days) average closing price of Borrower’s common stock ending on the last trading-day prior to the issuance of the Tranche B Warrant.  The exercise period for the Tranche B Warrants will expire on the fifth anniversary of the date of issuance thereof.

“Warrants” means any of the Tranche A Warrants and the Tranche B Warrants.

2.                                      LOANS AND TERMS OF PAYMENT

2.1                               Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2                               Term Loans.

(a)                                 Availability.

(i)                                     Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Twenty-One Million Dollars ($21,000,000.00) according to each Lender’s Term A Loan

Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”).  After repayment, no Term A Loan may be re-borrowed.

(ii)                                  Subject to the terms and conditions of this Agreement and the prior satisfaction of the IPO Condition, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate principal amount of up to Nine Million Dollars ($9,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan or Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”).  After repayment, no Term B Loan may be re-borrowed.

(b)                                 Repayment.  Borrower shall make monthly payments of interest only, commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date, to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to such Lenders) in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan, as determined in Section 2.3(a).  With respect to the Term A Loans, Borrower agrees to pay, on the Effective Date, any partial monthly interest payment otherwise due for the period from the Effective Date through June 1, 2014.  With respect to the Term B Loans, Borrower agrees to pay, on the Funding Date of the Term B Loans, any partial monthly interest payment otherwise due for the period from such Funding Date through the next Payment Date after such Funding Date.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall (i) make monthly payments of interest, to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to such Lenders) in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan, as determined in Section 2.3(a) plus (ii) make consecutive equal monthly payments of principal to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to such Lenders) in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of such Lender’s Term Loans outstanding, and (B) a repayment schedule equal to, as applicable, (I) Thirty Six (36) months in the event that the Amortization Date occurs on July 1, 2015 or (II) Thirty (30) months in the event that the Amortization Date occurs on January 1, 2016.  All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)                                  Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to the Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the applicable Final Fee, (iii) the Prepayment Premium, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Fee had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender in accordance with its respective Pro Rata Share, the Final Fee in respect of the Term Loans.

(d)                                 Permitted Prepayment of Term Loans.  Borrower shall have the option (i) to prepay all, but not less than all, of the outstanding principal balance of the Term Loans advanced by the Lenders under this Agreement and (ii) to prepay, on not more than two occasions during the term of this Agreement, a portion of the outstanding principal balance of the Term Loans ratably to the Lenders in an aggregate amount (with respect to each such partial prepayment) of not less than 25% of the then outstanding principal amount of the Term Loans; provided that, in the case of any such prepayment made pursuant to clause (i) or (ii) of this Section 2.2(d), Borrower (x) provides written notice to Collateral Agent and Lenders of its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment, and (y) pays to the Lenders on the date of such prepayment, payable to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to such Lenders) in accordance with their respective Pro Rata Shares, an amount equal to the sum of (A) the outstanding principal amount of the Term Loans or portion(s) thereof being prepaid plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Fee, (C) the Prepayment Premium, plus (D) all other Obligations that are due and payable on such prepayment date, including any Lenders’ Expenses and interest at the Default Rate (if any) with respect to any past due amounts.  Prepayments of the Term Loan shall be applied to the Term Loan in inverse order of maturity.

2.3                               Payment of Interest on the Term Loans.

(a)                                 Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the LIBOR Rate in effect from time to time plus 9.85%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “LIBOR Rate” on the third Business Day prior to the Funding Date of the applicable Term Loan and on the date occurring on the third Business Day prior to each Payment Date occurring thereafter.  Except as set forth in Section 2.2(b), such interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e).  Such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b)                                 Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)                                  360-Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, consisting of twelve (12) months of thirty (30) days.

(d)                                 Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  Any such debits (or ACH activity) shall not constitute a set-off.

(e)                                  Payments.  Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to such Lenders), at such Person’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4                               Fees.  Borrower shall pay to Collateral Agent:

(a)                                 Closing Fee.  A fully-earned, non-refundable closing fee in the amount of $300,000.00 (the “Closing Fee”), which shall be due on the Effective Date, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(b)                                 Final Fee.  Each Final Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)                                  Prepayment Premium.  Each Prepayment Premium, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(d)                                 Lenders’ Expenses.  All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.5                               Withholding.  Payments received by the Collateral Agent or the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto).  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction (and including any such withholdings and deductions applicable to additional sums payable under this Section), each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority.  Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

2.6                               Secured Promissory Notes.  If requested by a Lender, the Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit H hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3.                                      CONDITIONS OF LOANS

3.1                               Conditions Precedent to Initial Term Loan.  Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)                                 original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;

(b)                                 a completed Perfection Certificate for Borrower and each of its Subsidiaries and Disclosure Schedules;

(c)                                  duly executed original Control Agreements with respect to Borrower’s Collateral Account (no. 3300413778) maintained at Silicon Valley Bank (the “SVB Account”);

(d)                                 good standing certificates of Borrower certified, respectively, by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each respective jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)                                  a certificate of Borrower in substantially the form of Exhibit E hereto executed by the Secretary, Chief Executive Officer or Chief Financial Officer of Borrower with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrower (which Certificate of Incorporation of Borrower shall be certified by the Secretary of State of the State of Delaware) and (ii) the resolutions adopted by Borrower’s board of directors for the purpose of approving the transactions contemplated by the Loan Documents;

(f)                                   certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan, will be terminated or released;

(g)                                  a duly executed legal opinion of counsel to Borrower, dated as of the Effective Date;

(h)                                 evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties;

(i)                                     a copy of the Borrower’s Fourth Amended and Restated Stockholders’ Agreement, dated as of February 14, 2014;

(j)                                    a fully-executed version of the Payoff Letter;

(k)                                 duly executed original Secured Promissory Notes in favor of each Lender requesting the same according to its Term A Loan Commitment Percentage;

(l)                                     the annual projections, as described in Section 6.3(a)(iii) hereof, for the current calendar year;

(m)                             payment of the Closing Fee and Lenders’ Expenses then due as specified in Section 2.4 hereof; and

(n)                                 evidence of Borrower’s compliance with Section 7.6.

3.2                               Conditions Precedent to all Term Loans.  The obligation of each Lender to extend each Term Loan, including the Term A Loan, is subject to the following conditions precedent:

(a)                                 receipt by Collateral Agent and Lenders of an executed Loan Payment Request Form in the form of Exhibit C-1 attached hereto and a Disbursement Letter in the form of Exhibit C-2 attached hereto;

(b)                                 the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;

(c)                                  in such Lender’s reasonable discretion, there has not been any Material Adverse Change;

(d)                                 with respect to the Term B Loan, the delivery by Borrower of originally-executed Tranche B Warrants and, if requested by a Lender, Secured Promissory Notes according to such Lender’s Term B Loan Commitment Percentage;

(e)                                  No Event of Default or an event that with the passage of time could result in an Event of Default, shall exist; and

(f)                                   payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3                               Covenant to Deliver.  Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to the funding of any Term Loan.  Borrower expressly agrees that a Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.

3.4                               Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term Loan funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 p.m. New York City time three (3) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to Collateral Agent and Lenders by electronic mail or facsimile a completed Loan Payment Request Form and Disbursement Letter executed by a Responsible Officer or his or her designee.  The Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee. On the Funding Date related to any Term Loan, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment in respect of such Term Loan.

3.5                               Post-Closing Obligations.  Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Effective Date, the Borrowers shall, and shall cause each applicable Subsidiary, to:

(a)                                 no later than seven (7) days after the Effective Date (with respect to the SVB Account) or sixty (60) days after the Effective Date (with respect to the Borrower’s other Collateral Accounts as required under Section 6.6), cause each bank or financial institution at or with which Borrower or any Guarantors maintain Collateral Accounts to execute and deliver Control Agreements or other appropriate instruments with respect to such Collateral Accounts to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder, which Control Agreements or other instruments may not be terminated without prior written consent of the Required Lenders.  The provisions of this Section 3.5(a) shall not apply to Deposit Accounts not required to be subject to a Control Agreement pursuant to the terms of this Agreement.

(b)                                 no later than ninety (90) days after the Effective Date (or such later date as Collateral Agent may agree, in each case, not to exceed sixty (60) days thereafter), deliver to Collateral Agent a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s and each Subsidiaries’ leased locations where the books and records of the Borrower or its Subsidiaries are located and other locations holding more than Two Hundred Fifty Thousand Dollars ($250,000.00) of the Borrower’s or its Subsidiaries’ property based on book value (other than locations where property is held solely for, or in transition to or from, a clinical study); provided, however, with respect to any such locations where a lease is entered into after the Effective Date where the books and records of the Borrower or its Subsidiaries are or to be located and other locations holding or to hold more than Two Hundred Fifty Thousand Dollars ($250,000.00) of the Borrower’s or its Subsidiaries’ property based on book value (other than locations where such property is held solely for, or in transition to or from, a clinical study), Borrower shall, and cause each applicable Subsidiary to deliver such landlord’s consents prior to occupancy of such locations; and

(c)                                  no later than ninety (90) days after the Effective Date (or such later date as Collateral Agent may agree, in each case, not to exceed sixty (60) days thereafter), deliver a bailee waiver executed in favor of

Collateral Agent in respect of each third party bailee where Borrower or any Subsidiary maintains Collateral having a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) (other than locations where such property is held solely for, or in transition to or from, a clinical study).

4.                                      CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof.  If Borrower shall acquire any commercial tort claim (as defined in the Code) or any letter of credit rights (as defined in the Code), Borrower shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend Term Loans has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2                               Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents.

5.                                      REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1                               Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on, before or after the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”).  Borrower represents and warrants that all the information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries is accurate and complete.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower, any of its Subsidiaries or any of their respective properties is bound.  Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2                               Collateral.

(a)                                 Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith in respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required under this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.

(b)                                 The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to involuntary Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.

(c)                                  On the Effective Date, and except as disclosed on the Disclosure Schedules (i) the Collateral is not in the possession of any third party bailee, and (ii) no such third party bailee possesses components of the Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) based on book value (other than (i) assets held solely for, or in transition to or from, a clinical study, and (ii) assets held by Vetter Pharma International GmbH and The Ypsomed Group in connection with contract manufacturing arrangements).

(d)                                 All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.

(e)                                  Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens.  Except as noted on the Disclosure Schedules (which, upon the consummation of a transaction not prohibited by this Agreement, may be updated to reflect such transaction), neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other Material Agreement.

5.3                               Litigation.  Except as disclosed on the Disclosure Schedules or with respect to which Borrower has provided notice as required hereunder, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000.00).

5.4                               No Material Adverse Change; Financial Statements.  All consolidated financial statements for Borrower and its consolidated Subsidiaries delivered to Collateral Agent fairly present, in conformity with GAAP and in all material respects, the consolidated financial condition of Borrower and its consolidated Subsidiaries, and the consolidated results of operations of Borrower and its consolidated Subsidiaries.  Since December 31, 2013, there has not been a Material Adverse Change.

5.5                               Solvency.  Borrower is Solvent; and Borrower and each of its Subsidiaries, when taken as a whole, is Solvent.

5.6                               Regulatory Compliance.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7                               Investments.  Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8                               Tax Returns and Payments; Pension Contributions.  Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries in an amount greater than Twenty-Five Thousand Dollars ($25,000.00), in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the next sentence.  Borrower and each of its Subsidiaries may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Collateral Agent and the Lenders of the commencement of, and any material development in, the proceeding; and (c) adequate reserves or other appropriate provisions are maintained on the books of such Borrower or Subsidiary, as applicable, in accordance with GAAP and which do not involve, in the reasonable judgment of the Collateral Agent and the Lenders, any risk of the sale, forfeiture or loss of any material portion of the Collateral.  Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries.  Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9                               Use of Proceeds.  Borrower shall use the proceeds of the Term Loans to repay Indebtedness of Borrower under the Existing Credit Facility, as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes.

5.10                        Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.                                      AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1                               Government Compliance.

(a)                                 Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b)                                 Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.

6.2                               Financial Statements, Reports, Certificates; Notices.

(a)                                 Deliver to Collateral Agent and each Lender:

(i)                                           as soon as available, but no later than forty five (45) days after the last day of each month, a company prepared consolidated and, if prepared by Borrower or if reasonably requested by the Lenders, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its consolidated Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to the Collateral Agent and the Lenders;

(ii)                                        as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year or within five (5) days of filing the same with the SEC, audited consolidated financial statements covering the consolidated operations of Borrower and its consolidated Subsidiaries for such fiscal year, prepared under GAAP consistently applied, together with an unqualified opinion (other than with respect to a going-concern qualification based solely on the amount of cash and Cash Equivalents held by Borrower) on such financial statements from an independent certified public accounting firm acceptable to the Collateral Agent and the Lenders in their reasonable discretion;

(iii)                                     as soon as available after preparation thereof by Borrower’s management, but no later than the earlier of (I) ten (10) days’ after such preparation and (II) ninety (90) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as prepared by Borrower’s management; provided that any revisions to such projections prepared by Borrower’s management shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

(iv)                                    within five (5) days of delivery, copies of all non-ministerial statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt (other than materials provided to members of the Borrower’s board of directors solely in their capacities as security holder or holders of Subordinated Debt);

(v)                                       in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

(vi)                                    prompt notice of any amendments of or other changes to (A) unless the IPO has occurred, the capitalization table of Borrower, and (B) to the respective Operating Documents of Borrower or any of its Subsidiaries, in each case together with any copies reflecting such amendments or changes with respect thereto;

(vii)                                 as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);

(viii)                              prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or that otherwise could reasonably be expected to have a Material Adverse Change;

(ix)                                    prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;

(x)                                       written notice delivered at least (10) days’ prior to Borrower’s creation of a New Subsidiary, in accordance with the terms of Section 6.10;

(xi)                                    written notice delivered at least (30) days’ prior to Borrower’s or any of its Subsidiary’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in assets or property of Borrower or any of its Subsidiaries other than locations where such property is held solely for, or in transition to or from, a clinical study), (B) changing its respective jurisdiction of organization, (C) changing its respective organizational structure or type, (D) changing its respective legal name, or (E) changing any organizational number (if any) assigned by its respective jurisdiction of organization;

(xii)                                 upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Borrower’s proposal regarding how to cure such Event of Default or event;

(xiii)                              immediate notice if Borrower or such Subsidiary has knowledge that Borrower or any Subsidiary or Affiliate of Borrower is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on, charges involving money laundering or predicate crimes to money laundering;

(xiv)                             notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by Borrower or any Guarantor, in each case in an amount greater than One Hundred Fifty Thousand Dollars ($150,000.00) and of the general details thereof;

(xv)                                if Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number;

(xvi)                             prompt notice of the execution any Material Agreement or any amendment to, modification of, termination of or waiver under any Material Agreement; and

(xvii)                          other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents and notices required to be delivered pursuant to the terms hereof (to the extent any such documents and notices are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b)                                 Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty five (45) days after the last day of each month, deliver to Collateral Agent and each Lender:

(i)                                           a duly completed Compliance Certificate signed by a Responsible Officer;

(ii)                                        an updated Perfection Certificate and Disclosure Schedules to reflect any amendments, modifications and updates, if any, to certain information in the Perfection Certificate and Disclosure Schedules after the Effective Date;

(iii)                                     copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(iv)                                    written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;

(v)                                       written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000.00); and

(vi)                                    written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate in any calendar year.

(c)                                  Keep proper, complete and true books of record and account in accordance with GAAP in all material respects.  Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3                               Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s or such Subsidiary’s, as applicable, customary practices as they exist as of the Effective Date.  Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate in any calendar year.

6.4                               Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, as applicable, except as otherwise permitted pursuant to the terms of Section 5.8 hereof, and deliver to the Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5                               Insurance.  Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured.  The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be canceled.  At Collateral Agent’s request, Borrower shall deliver to the Collateral Agent certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, for application against the then outstanding Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy within ninety (90) days of receipt thereof up to Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to any loss, but not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the Obligations.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent deems prudent.

6.6                               Operating Accounts.

(a)                                 Subject to Section 3.5(a), maintain Borrower’s and Guarantor’s Collateral Accounts with depository institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts.  The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees and identified to Collateral Agent by Borrower as such in the Disclosure Schedules.

(b)                                 Borrower shall provide Lenders ten (10) days’ prior written notice before Borrower or any Guarantor establishes any Collateral Account.  In addition, for each Collateral Account that Borrower or Guarantor at any time maintains, Borrower or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account.  The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Guarantor’s, employees and identified to Collateral Agent by Borrower as such in the Disclosure Schedules.

(c)                                  Neither Borrower nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.

6.7                               Protection of Intellectual Property Rights.  Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business; (b) promptly advise Collateral Agent in writing of any material infringement by a third party of its respective Intellectual Property; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8                               Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9                               Landlord Waivers; Bailee Waivers.  In the event that Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then in the event that the Collateral at any new location is valued (based on book value) in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate (other than locations where such property is held solely for, or in transition to or from, a clinical study), such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be; provided, however, so long as the value of Collateral (based on book value) held by each of Vetter Pharma International GmbH and The Ypsomed Group (or any single replacement contract manufacturing organization providing the same or similar services for each such Person) held by each such Person does not exceed One Million, Five Hundred Thousand Dollars ($1,500,000.00), the Borrower need only exercise commercially reasonable efforts to cause such Person to execute and deliver such bailee waiver.

6.10                        Creation/Acquisition of Subsidiaries.  In the event any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall promptly notify the Collateral Agent and the Lenders of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by the Collateral Agent or the Lenders to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement):  (i) if such New Subsidiary is not a Foreign Subsidiary (except if such New Subsidiary solely holds the equity interests of one or more Foreign Subsidiaries), to cause such New Subsidiary to become either a co-Borrower hereunder, or a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Collateral Agent a perfected security interest in (A) 100% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary that is not a Foreign Subsidiary (except if such New Subsidiary solely holds the equity interests of one or more Foreign Subsidiaries), or (B) 65% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is a Foreign Subsidiary or solely holds the equity interests of one or more Foreign Subsidiaries.

6.11                        Further Assurances.  Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral (held for the ratable benefit of the Secured Parties) or to effect the purposes of this Agreement.

7.                                      NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1                               Dispositions.  Convey, sell, lease, transfer, assign, dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses and (d) cash or Cash Equivalents pursuant to transactions not prohibited by this Agreement.

7.2                               Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower or such Subsidiary, as applicable, as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) permit any Key Person to cease being actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent and each Lender within ten (10) days of such cessation, or (ii) enter into any transaction or series of related transactions, other than an IPO, in which (A) the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 49% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions and (B) except as permitted by Section 7.3, Borrower ceases to own, directly or indirectly, 100% of the ownership interests in each Subsidiary of Borrower.  Borrower shall not, and shall not permit any of its Subsidiaries to, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in assets or property of Borrower or any of its Subsidiaries, as applicable); (B) change its respective jurisdiction of organization,

(C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any of its respective organizational numbers (if any) assigned by its respective jurisdiction of organization.

7.3                               Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co-Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder in accordance with Section 6.10) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.  Notwithstanding the foregoing, Borrower may enter into and consummate any Permitted Acquisitions.

7.4                               Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5                               Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens”.

7.6                               Maintenance of Collateral Accounts.  With respect to Borrower and any Guarantors, maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.  Borrower and the Guarantors shall not permit more than One Million Dollars ($1,000,000.00) to be on deposit or credited to any Collateral Account that is not subject to a Control Agreement (other than the SVB Account).

7.7                               Restricted Payments. (a) Declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any capital stock (other than (i) the declaration or payment of dividends to Borrower, (ii) so long as no Event of Default or event that with the passage of time would result in an Event of Default exists or would result therefrom, the declaration or payment of any dividends solely in the form of equity securities and (iii) so long as no Event of Default or event that with the passage of time would result in an Event of Default exists or would result therefrom, repurchases of unvested common stock from employees or consultants at cost as a result of the termination of the employment or other service relationship of such employees or consultants in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in any year and One Million Dollars ($1,000,000.00) over the term of this Agreement), (b) other than the Obligations in accordance with the terms hereof, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity unless being replaced with Indebtedness of at least the same principal amount and such new Indebtedness is Permitted Indebtedness, or (c) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8                               Investments.  Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so other than Permitted Investments.

7.9                               Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, and (c) compensation arrangements for Borrower’s and its Subsidiaries officers, directors and employees that are customary in the Borrower’s industry.

7.10                        Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.11                        Compliance.  (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA, (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.12                        Compliance with Anti-Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8.                                      EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                               Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date or acceleration pursuant to Section 9.1 (a) hereof);

8.2                               Covenant Default.

(a)                                 Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries) or Borrower violates any provision in Section 7; or

(b)                                 Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Documents to which such person is party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower or such Subsidiary, as applicable, be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be made during such cure period).

8.3                               Material Adverse Change.  The Required Lenders determine that a Material Adverse Change has occurred;

8.4                               Attachment; Levy; Restraint on Business.

(a)                                 (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b)                                 (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5                               Insolvency.  (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Term Loans shall be extended while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6                               Other Agreements.  There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to have a Material Adverse Change;

8.7                               Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which (a) Borrower reasonably believes such insurance carrier will accept liability, (b) Borrower or the applicable Subsidiary has submitted such claim to such insurance carrier and (c) liability has not been rejected by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof;

8.8                               Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;

8.9                               Subordinated Debt.  A default or breach occurs under any subordination agreement, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10                        Guaranty.  (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; or (c) any circumstance described in Section 8 occurs with respect to any Guarantor;

8.11                        Governmental Approvals; FDA Action.  (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the FDA initiates a Regulatory Action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue marketing any of its products; (ii) the FDA issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Change; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000.00) or more, or that could reasonably be expected to result in a Material Adverse Change; or (v) the FDA revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.

8.12                        Lien Priority.  Except as the result of the action or inaction of the Collateral Agent or the Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law.

9.                                      RIGHTS AND REMEDIES

9.1                               Rights and Remedies.

(a)                                 Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall at the written direction of Required Lenders, without notice or demand to Borrower, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit (including the Term B Loan) for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)                                 Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall, at the written direction of the Required Lenders , without notice or demand to Borrower, to do any or all of the following:

(i)                                           foreclose upon and/or sell or otherwise liquidate the Collateral;

(ii)                                        make a demand for payment upon any Guarantor pursuant to the Guaranty delivered by such Guarantor;

(iii)                                     apply to the Obligations any (A) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (B) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower, or (C) amounts received from any Guarantors in accordance with the respective Guaranty delivered by such Guarantor; and/or

(iv)                                    commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)                                  Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall, at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i)                                           settle or adjust disputes and claims directly with Account Debtors of Borrower for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii)                                        make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties).  Borrower shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii)                                     ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral.  Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Secured Parties;

(iv)                                    place a “hold” on any Collateral Account maintained with Collateral Agent or any Lender or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)                                       demand and receive possession of Borrower’s Books;

(vi)                                    appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

(vii)                                 subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, in the absence of the direction of the Required Lenders in accordance with this Section 9.1, the Collateral Agent may take such actions (not to include acceleration of any Term Loan and other Obligations, the institution of foreclosure proceedings or secured creditors’ sales or the giving of notice to any account debtors) as the Collateral Agent shall deem reasonably necessary in its good faith judgment to preserve and protect the rights of the Collateral Agent and the Lenders under the Loan Agreement and the other Loan Documents and with respect to the Collateral, including without limitation satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, payments to landlords, warehouseman, bailees and other persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral.

9.2                               Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Borrower directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make extend Term Loans hereunder.  Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Term Loans terminates.

9.3                               Protective Payments.  If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4                               Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Lenders’ Pro Rata Shares unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s Pro Rata Share of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or the other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Lender’s Pro Rata Share shall be received and held by such Lender in trust for and shall be promptly paid over to the other Lenders (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on the such other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).

9.5                               Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral

Agent and, as applicable, the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6                               No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or by Borrower or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                               Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10.                               NOTICES

Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Radius Health, Inc. 201 Broadway, 6th Floor Cambridge, MA 02139 Attn: Nick Harvey, Chief Financial Officer Fax: (617) 551-4701 Email: bnharvey@radiuspharm.com

with a copy (which shall not constitute notice) to:	Latham & Watkins LLP 505 Montgomery Street San Francisco, CA 94111 Attn: Haim Zaltzman Fax: (415) 395-8095 Email: haim.zaltzman@lw.com

If to Collateral Agent:	SOLAR CAPITAL LTD. 500 Park Avenue, 3rd Floor New York, NY 10022 Attention: Anthony Storino Fax: (212) 993-1698 Email: storino@Solarltd.com

with a copy to	Oxford Finance LLC 133 North Fairfax Street Alexandria, VA 22314 Attn: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com

with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 425 Market Street, 32nd Floor San Francisco, CA 94105 Attn: Jeff Kayes Fax: (415) 268-7522 Email: jkayes@mofo.com

with a copy (which shall not constitute notice) to:	Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-1909 Attn: George Samuel Fax: (858) 550 6420 Email: gsamuel@cooley.com

11.                               CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1                        Waiver of Jury Trial.  EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.2                        Governing Law and Jurisdiction.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

11.3                        Submission to Jurisdiction.  Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

11.4                        Service of Process.  Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.5                        Non-exclusive Jurisdiction.  Nothing contained in this Article 11 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

12.                               GENERAL PROVISIONS

12.1                        Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.5).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than (i) any Transfer at any time that an Event of Default has occurred and is continuing, or (ii) a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants (which is governed by the terms of the Warrants) or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as reasonably determined by Collateral Agent at the time of such assignment.

12.2                        Indemnification.  Borrower agrees to indemnify, defend and each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with, related to, following, or arising from, out of or under, the transactions contemplated by the Loan Documents, and (b) all losses and Lenders’ Expenses incurred or paid by Indemnified Person in connection with, related to, following, or arising from, out of or under the transactions contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s  gross negligence or willful misconduct.  Borrower hereby further agrees to indemnify, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.  Notwithstanding the foregoing, if not direct conflict of interest is apparent in connection with the defense of any Claim, Collateral Agent and the Lenders shall first take commercially reasonable efforts to use the same counsel as Borrower,  or, if a conflict does exist, use only one counsel among all Indemnified Persons with respect to the defense of any Claim.

12.3                        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4                        Correction of Loan Documents.  Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.5                        Amendments in Writing; Integration.  (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)                                           no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)                                       no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii)                                     no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or any other provisions hereof that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of this Section 12.5.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

(b)                                 Other than as expressly provided for in Section 12.5(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)                                  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6                        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7                        Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8                        Confidentiality.  In handling any confidential information of Borrower, each of the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no fault of the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.  Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.  The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.

12.9                        Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to the Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of any such Secured Party (including a Collateral Agent Affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

12.10                 Cooperation of Borrower.  If necessary, Borrower agrees to (a) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make Borrower’s management personnel available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent and the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) reasonably may request. Subject to the provisions of Section 12.8, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment (or portion thereof), any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.11                 Public Announcement.  Borrower hereby agrees that Collateral Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames and logos.

12.12                 Collateral Agent and Lender Agreement.  Collateral Agent and the Lenders hereby agree to the terms and conditions set forth on Exhibit B attached hereto.  Borrower acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.

12.13                 Time of Essence.  Time is of the essence for the performance of Obligations under this Agreement.

12.14                 Termination Prior to Maturity Date; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Lenders.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

RADIUS HEALTH, INC.

By	/s/ Robert E. Ward
Name:	Robert E. Ward
Title:	President and Chief Executive Officer

COLLATERAL AGENT AND LENDERS:

SOLAR CAPITAL LTD.,
as Collateral Agent and a Lender

By	/s/ Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

OXFORD FINANCE LLC,
as a Lender

By	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

SCHEDULE 1.1

Lenders and Commitments

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$10,500,000.00	50%
Oxford Finance LLC	$10,500,000.00	50%
TOTAL	$21,000,000.00	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$4,500,000.00	50%
Oxford Finance LLC	$4,500,000.00	50%
TOTAL	$9,000.000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$15,000,000.00	50%
Oxford Finance LLC	$15,000,000.00	50%
TOTAL	$30,000,000.00	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is effective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (d) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower, Collateral Agent or any Lender, or (e) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property.  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

EXHIBIT B

Collateral Agent and Lender Terms

1.                                      Appointment of Collateral Agent.

(a)                                 Each Lender hereby appoints Solar (together with any successor Collateral Agent pursuant to Section 1.7 of this Exhibit B) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)                                 Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Collateral Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral as permitted pursuant to the Loan Agreement, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders with respect to Borrower and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by Borrower or any of its Subsidiaries with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.  Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Exhibit B to the extent provided by Collateral Agent.

(c)                                  Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.  Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by Solar or any of its Affiliates in any capacity.

2.                                      Binding Effect; Use of Discretion; E-Systems.

(a)                                 Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Collateral Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

(b)                                 If Collateral Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and Collateral Agent shall not incur liability to any Person by reason of so refraining.  Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Requirement of Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.

(c)                                  Collateral Agent is hereby authorized by Borrower and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Collateral Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents (including, without limitation, borrowing base certificates) and similar items on, by posting to or submitting and/or completion, on E-Systems.  Borrower and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail.  Each “e-signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Collateral Agent, Borrower and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS.

3.                                      Collateral Agent’s Reliance, Etc.  Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, Borrower) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it in good faith to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.  None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Borrower hereby waives and shall not assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein.  Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Borrower or any Related Person of Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of Borrower or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Lenders.

4.                                      Collateral Agent Individually.  To the extent Collateral Agent or any of its Affiliates makes any Term Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.

5.                                      Lender Credit Decision; Collateral Agent Report.  Each Lender acknowledges that it shall, independently and without reliance upon Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrower and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Collateral Agent to the Lenders, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower or any Affiliate of Borrower that may come in to the possession of Collateral Agent or any of its Related Persons.  Each Lender agrees that is shall not rely on any field examination, audit or other report provided by Collateral Agent or its Related Persons (an “Collateral Agent Report”).  Each Lender further acknowledges that any Collateral Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Collateral Agent Report, (b) was prepared by Collateral Agent or its Related Persons based upon information provided by Borrower solely for Collateral Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Collateral Agent or its Related Persons regarding the operations and condition of Borrower.  Neither Collateral Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Collateral Agent Report or in any related documentation, (iii) the scope or adequacy of Collateral Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Collateral Agent Report or in any related documentation, and (iv) any work performed by Collateral Agent or Collateral Agent’s Related Persons in connection with or using any Collateral Agent Report or any related documentation.  Neither Collateral Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Collateral Agent Report. Without limiting the generality of the forgoing, neither Collateral Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Collateral Agent Report, or the appropriateness of any Collateral Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Collateral Agent Report or disclose to any Lender any other information not embodied in any Collateral Agent

Report, including any supplemental information obtained after the date of any Collateral Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against Collateral Agent or its Related Persons that in any way relates to any Collateral Agent Report or arises out of any Lender having access to any Collateral Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Collateral Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Collateral Agent Report or any discussion of its contents.

6.                                      Indemnification.  Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, Borrower) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document (collectively, “Costs”); provided that no Lender shall be liable for the payment to Collateral Agent of any Costs which resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.  Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under this Section 6 of this Exhibit B to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.

7.                                      Successor Collateral Agent.  Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B.  If Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Collateral Agent.  If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders that have accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Original Lenders, if any, and if none, from among the Lenders.  Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (iv) subject to its rights under Section 2(b) of this Exhibit B, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.

8.                                      Release of Collateral.  Each Lender hereby consents to the release and hereby directs Collateral Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(d)                                 any Guarantor if all of the stock of such Subsidiary owned by Borrower is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and

(e)                                  any Lien held by Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by Borrower in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (c) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and Borrower upon (A) termination of all of the Commitments, (B) the payment in full in cash of all of the Obligations (other than inchoate indemnity obligatons for which no claims has been made), and (C) to the extent requested by Collateral Agent or a Lender, receipt by Collateral Agent and Lenders of liability releases from Borrower in form and substance acceptable to Collateral Agent and Lenders (the satisfaction of the conditions in this clause (iii), the “Termination Date”).

9.                                      Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 10(d) of this Exhibit B, each Lender is hereby authorized at any time or from time to time upon the direction of Collateral Agent, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations.  Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

10.                               Advances; Payments; Non-Funding Lenders; Actions in Concert.

(a)                                 Advances; Payments.  If Collateral Agent receives any payment with respect to a Term Loan for the account of the Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Collateral Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

(b)                                 Return of Payments.

(i)                   If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent from or on behalf of Borrower and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                If Lenders determines at any time that any amount received by Collateral Agent under any Loan Document must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Collateral Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind and Collateral Agent will be entitled to set off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(c)                                  Non-Funding Lenders.  To the extent that any Lender has failed to fund any Term Loan or any other payments required to be made by it under the Loan Documents after any such Term Loan is required to be made or such payment is due (a “Non-Funding Lender”), Collateral Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from or on behalf of Borrower thereafter.  The failure of any Non-Funding Lender to make any Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Collateral Agent shall be responsible for the failure of any Non-Funding Lender to make such Term Loan or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.  At Borrower’s request, Collateral Agent or a Person reasonably acceptable to Collateral Agent shall have the right with Collateral Agent’s consent and in Collateral Agent’s sole discretion (but Collateral Agent or any such Person shall have no obligation) to purchase from any Non-Funding Lender, and each Lender agrees that if it becomes a Non-Funding Lender it shall, at Collateral Agent’s request, sell and assign to Collateral Agent or such Person, all of the Term Loan Commitment (if any), and all of the outstanding Term Loan of that Non-Funding Lender for an amount equal to the aggregate outstanding principal balance of the Term Loan held by such Non-Funding Lender and all accrued interest with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Collateral Agent.

(d)                                 Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of the Required Lenders.

11.                               Lender Transfer of Interest in Credit Extensions.

(a)                                 Consent.  No Lender or transferee may sell or otherwise transfer any of its interest in the Loan Agreement, or the related Loan Documents without the prior written consent of the Required Lenders, except that no such consent shall be required in connection with any sale, assignment or transfer by any such Lender or transferee of any of its interest in the Loan Agreement and other Loan Documents (i) at any time that an Event of Default has occurred and is continuing, (ii) to an Eligible Assignee or (iii) as provided in Section 11(d) of this Exhibit B.

(b)                                 Assumption of Obligations.  The transferee under Section 11(a) of this Exhibit B shall assume all obligations of the transferring Lender under the Loan Agreement and the other Loan Documents with respect to the portion of the transferor’s interest in the Loan Agreement and the other Loan Document transferred, provided, that, to the extent the transferor shall not transfer the entirety and shall retain any portion of its interest in the Loan Agreement and the other Loan Documents, the transferor shall retain its obligations under this Agreement, the Loan Agreement and the applicable other Loan Documents with respect to that portion of its interest.

(c)                                  Legal Authority and Financial Ability.  The transferee under Section 11(a) of this Exhibit B shall provide to the other Lenders evidence reasonably satisfactory to such Lenders that the proposed transferee has the financial ability and legal authority to assume and perform all obligations of the transferring Lender under the Loan Agreement and the other applicable Loan Documents.

(d)                                 Transfer in Connection with Funding Activities.  Notwithstanding anything in the Loan Documents or this Agreement to the contrary, (i) no Lender or Permitted Transferee shall be required to comply with Sections 11(a) ,11(b) or 11(c) of this Exhibit B in connection with any Funding Transaction, and (ii) there shall be no limitation or restriction on (X) the ability of any Lender or Permitted Transferee to assign or otherwise transfer any of its interest in the Loan Agreement or any Loan Document in connection with any such Funding Transaction or (Y) the ability of a Permitted Transferee to assign or otherwise transfer any of its interest in the Loan Agreement or any Loan Document upon the occurrence of a default, event of default or similar occurrence with respect to any such Funding Transaction; provided, however, that Lender shall continue to be liable as a “Lender” and “Collateral Agent” (as the case may be) under the Loan Agreement and the Loan Documents unless such other transferee complies with the provisions of Sections 11(b) and 11(c) of this Exhibit B and thereby becomes a “Lender.”

(e)                                  Voidability.  Any sale or transfer of an interest in this Agreement, the Loan Agreement and other applicable Loan Documents shall be voidable at the option of the other Lender unless the provisions of Section 11 of this Exhibit B are satisfied.

As used herein, the following capitalized terms shall mean:

“Funding Transaction” means any transaction or series of transactions entered into by a Lender, any Affiliate of Lender or any Securitization Entity for the purpose of obtaining funding for any such entity and pursuant to which such Lender, Affiliate or Securitization Entity may sell, convey or otherwise transfer, or pledge or grant a security interest in any of their respective interests in the Loan Agreement or any Loan Document.

“Permitted Transferee” means any Person, other than a natural Person, that is (i) an Affiliate of a Lender, (ii) a Securitization Entity, or (iii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans or financial assets in the ordinary course of business.

“Securitization Entity” means an entity formed by or on behalf of a Lender or any Affiliate of Lender, or formed by or on behalf of any entity providing funding to a Lender or any Affiliate of a Lender, for the purpose of obtaining funding secured by assets including all or any part of the Lender’s interests in the Loan Agreement or any Loan Document, or selling ownership interests therein, and that engages in no material activities other than in connection with the financing or securitization of loans or financial assets.

This Section 11 of Exhibit B shall in no way limit Borrower’s rights under Section 12.1 of the Loan Agreement or each Lender’s obligations thereunder with respect to Borrower.

EXHIBIT C-1

Loan Payment Request Form

Fax To: (212) 993-1698 and (703) 519-5225	Date:

LOAN PAYMENT:

[                                ]

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #: ]

EXHIBIT C-2

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                                           of Radius Health, Inc., a Delaware corporation with offices located at 201 Broadway, 6th Floor, Cambridge, MA 02139 (“Borrower”), does hereby certify to Solar Capital Ltd., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“Solar”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time, including Solar and Oxford Finance LLC, a Delaware limited liability company (“Oxford”) in their respective capacities as a lender (each a “Lender” and collectively, the “Lenders”) in connection with that certain Loan and Security Agreement dated as of May     , 2014, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.                                      The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof (unless such representations and warranties refer to a specific date, in which case they shall be true and correct in all material respects as of such date).

2.                                      No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.                                      Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.                                      All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.                                      No Material Adverse Change has occurred.

6.                                      The undersigned is a Responsible Officer.

7.                                      The proceeds of the Term [A][B] Loan shall be disbursed as set forth on the attached spreadsheet.

8.                                      The Term [A][B] Loan shall amortize in accordance with the Amortization Table attached hereto.

9.                                      The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	Radius Health, Inc. Custody Services

Bank Name:	State Street Bank & Trust Company

Bank Address:	Crown Colony Park 1200 Crown Colony Drive Quincy, MA 02169-0938 Attn: Trisha Rodney

Account Number:	17039843

ABA Number:	011000028

For final credit to account:	Radius #DE2630

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

RADIUS HEALTH, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

SOLAR CAPITAL LTD.

By
Name:
Title:

LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

AMORTIZATION TABLE
(Term [A][B] Loan)

[see attached]

EXHIBIT D

Compliance Certificate

TO:	SOLAR CAPITAL LTD., as Collateral Agent and Lender OXFORD FINANCE LLC, as Lender

FROM:	RADIUS HEALTH, INC.

The undersigned authorized officer (“Officer”) of Radius Health, Inc. (“Borrower”), hereby certifies that, in accordance with the terms and conditions of the Loan and Security Agreement dated as of May 30, 2014, by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)                                 Borrower is in complete compliance for the period ending                                with all required covenants except as noted below;

(b)                                 There exists no Events of Default or events that with the passage of time would result in an Event of Default, except as noted below;

(c)                                  Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)                                 Borrower and each of Borrower’s Subsidiaries has timely filed all required tax returns and reports, Borrower and each of Borrower’s Subsidiaries has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or such Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)                                  No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Financial statements	Monthly within 45 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget	The earlier of (a) 10 days after being prepared by Borrower’s managers, or (b) 90 days after the end of each of Borrower’s fiscal year		Yes	No	N/A

4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable and required, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 45 days		Yes	No	N/A

7)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$

8)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

If No to any of the foregoing regarding account control agreement, amount on deposit in such account: $                  .

Compliance?     Yes         No

Other Matters

1)	Have there been any changes in Key Persons since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or Intellectual Property prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

4)

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

5)	Has Borrower or any Subsidiary entered into or amended, modified, terminated or waived any provision under any Material Agreement? If yes, please provide a copy, if required.	Yes	No

6)	Has Borrower provided the Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.”  Attach separate sheet if additional space needed.)

RADIUS HEALTH, INC.

By:
Name:
Title:

Date:

COLLATERAL AGENT USE ONLY

Received by:		Date:

Verified by:		Date:

Compliance Status:	Yes	No

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

BORROWER:	RADIUS HEALTH, INC.	DATE: [ ]

LENDER[S]:	SOLAR CAPITAL LTD., as Collateral Agent and A Lender
OXFORD FINANCE LLC, as A Lender

I hereby certify as follows, as of the date set forth above:

1.                                      I am the [                          ] of Borrower.  My title is as set forth below.

2.                                      Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.                                      Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.                                      The following resolutions were duly and validly adopted by Borrower’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds, together with amendments to any loan document delivered in furtherance of this transaction.

Issue Warrants.  Issue one or more warrants for Borrower’s capital stock.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

5.                                      The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

*** If the Officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                                      of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

     [print title]

By:

Name:

Title:

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

EXHIBIT F

FORM OF SOLAR WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	Radius Health, Inc., a Delaware corporation
Number of Shares:	[•]
Type/Series of Stock:	[Tranche 1 Warrant: Series B-2 Convertible Preferred Stock, par value $0.0001 per share] [Tranche 2 Warrant: Common Stock, par value $0.0001 per share]
Warrant Price:	$[•] per share
Issue Date:	[•]
Expiration Date:	[Insert date that is fifth (5th) anniversary from the issuance date of the Warrant] (See also Section 5.1(b))
Credit Facility:

This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement, dated as of May 30, 2014, by and among Solar Capital Ltd., Oxford Finance LLC and the Company (the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Solar Capital Ltd., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”), is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1                               Method of Exercise. Holder may at any time and from time to time prior to the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with (i) a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1, (ii) unless the Stockholders’ Agreement, as defined below, has been terminated or is no longer in effect at the time of exercise, an Instrument of Adherence duly executed by the Holder in substantially the form attached hereto as Appendix 2 (with such changes to Appendix 2 to maintain compliance with the then current Stockholders’ Agreement, as defined below, the “Instrument of Adherence”) and (iii) unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. It is hereby agreed by the Company and the Holder that (x) the Instrument of Adherence shall add the Holder as a party to the Fourth Amended and Restated Stockholders’ Agreement, dated February 14, 2014 (as amended and in effect from time to time, the “Stockholders’ Agreement”), among the Company and the other parties named therein, as a Stockholder and a Holder under the terms of the

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Stockholders’ Agreement, (y) the Company’s signature below hereby constitutes the Company’s written acceptance of such Instrument of Adherence (pursuant to Section 17 of the Stockholders’ Agreement, or such similar section of the Stockholders’ Agreement as in effect at the time of exercise of the Warrant) effective upon receipt thereof by the Company in connection with the Company’s receipt of a duly executed Notice of Exercise, and (z) the Holder shall be considered to be a Stockholder and Holder under the Stockholders’ Agreement effective as of the receipt by the Company of the Notice of Exercise and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2                               Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =                             the number of Shares to be issued to the Holder;

Y =                             the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =                             the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =                             the Warrant Price.

1.3                               Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is then traded in a Trading Market and the Class is a series of the Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of the Company’s common stock into which a Share is then convertible. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4                               Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

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1.5                               Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6                               Treatment of Warrant Upon Acquisition of Company.

(a)                                 Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own shares representing less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b)                                      Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (as defined below) (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, except as set forth under Section 1.6(c) below, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)                                  The Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. Notwithstanding the foregoing, if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above (without any pre-condition under Section 1.1 above or otherwise, including, without limitation, any delivery by the Holder of an Instrument of Adherence, which, in such instance, if an Instrument of Adherence would otherwise have been required to have been delivered in connection with an election to exercise pursuant to Section 1.1 above, the Holder shall be deemed to have delivered to the Company and to accordingly have become a party to the Stockholders’ Agreement as a Stockholder and a Holder thereunder effective immediately upon the effectiveness of such automatic exercise of this Warrant) as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder.

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(d)                                 Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e)                                  As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition..

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1                               Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2                               Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3                               Conversion of Preferred Stock. If the Class is a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into common stock pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding

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shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of common stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4                               Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of shares of common stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Articles or Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5                               No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6                               Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1                               Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)                                 All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.

(b)                                 The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

(c)                                  The Company has directed the Holder to documents that the Company has publicly filed with the Securities and Exchange Commission via its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), which include a true, complete and correct copy of the Stockholders’ Agreement as amended and/or restated as of the Issue Date and true, complete and correct copies of the

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Company’s certificate of incorporation, as amended and/or restated as of the Issue Date. [For Tranche A Warrant: The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share, as adjusted for stock splits, combinations recapitalizations and the like, at which shares of the Class were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold. Each share of the Class underlying this Warrant is convertible into 4.3 86 shares of Common Stock, par value $0.0001 per share, of the Company.]

(d)                                 That upon exercise of this Warrant, the Holder will be a Stockholder and Holder under the Stockholders’ Agreement, and shall have the registration rights set forth in Section 5.12 below with respect to the shares of capital stock of the Company issued to the Holder pursuant to such exercise.

3.2                               Notice of Certain Events. If the Company proposes at any time to:

(a)         declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)         offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c)                        effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d)         effect an Acquisition or to liquidate, dissolve or wind up; or

(e)          effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1)         at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;

(2)         in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and

(3)         with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith unless such registration statement has been filed prior to the date of issuance of this Warrant, in which case no notice need be provided by the Company to the Holder pursuant to this Section 3.2.

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Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof whether or not the Company gives written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE HOLDER.

The Holder represents and warrants to the Company, and agrees, as applicable, as follows:

4.1                               Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2                               Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3                               Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4                               Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5                               The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.7                               No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

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SECTION 5. MISCELLANEOUS.

5.1                               Term and Automatic Conversion Upon Expiration.

(a)                                      Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b)                                      Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder. In addition, upon an automatic exercise pursuant to this Section 5.1(b), if an Instrument of Adherence would otherwise have been required to have been delivered in connection with an election to exercise pursuant to Section 1.1 above, the Holder shall be deemed to have delivered such document to the Company, and shall be deemed to be a party to the Stockholders’ Agreement as a Stockholder and a Holder thereunder and have all the registration rights set forth in Section 5.12 below, as of the date of automatic exercise pursuant to this Section 5.1(b).

5.2                               Legends.    The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SOLAR CAPITAL LTD. DATED [•], 201[•], MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3                               Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

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5.4                               Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5                               Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Solar Capital Ltd.

Attn: Anthony Storino

500 Park Avenue, 3rd Floor

New York, NY 10022

Telephone: (646) 308 - 8730

Facsimile: (212) 993-1698

Email address: storino@solarcapltd.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

Attn: Jeff Kayes

425 Market Street, 32nd Floor
San Francisco, CA 94105
Telephone: (415) 268-6975
Facsimile: (415) 268-7522
Email: jkayes@mofo.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Radius Health, Inc.

Attn: Nick Harvey, Chief Financial Officer
201 Broadway, 6th Floor

Cambridge, MA 02139

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Telephone: (617) 444-1834

Facsimile: (617) 551-4701

Email: bnharvey@radiuspharm.com

With a copy (which shall not constitute notice) to:

Latham & Watkins

Attn: Haim Zaltzman

505 Montgomery Street

San Francisco, CA 94111

Telephone: (415) 395-8870

Fax: (415) 395-8095

Email: haim.zaltzman@lw.com

5.6                               Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7                               Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8                               Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9                               Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10                        Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11                        Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, New York are closed.

5.12                        Registration Rights. The Company hereby agrees that shares of the Company’s Common Stock issued and issuable upon exercise of this Warrant (or upon conversion of the shares issuable upon exercise of this Warrant) shall have, effective as of the date of exercise of this Warrant, all registration rights pursuant to and as set forth in the Stockholders’ Agreement, on a pari passu basis with the other parties to such agreement, including, without limitation, the piggyback and S-3 registration rights set forth in Sections 3.4(b) and 3.5 of the Stockholders’ Agreement (or such corollary provision as may be in effect as of the date of exercise of this Warrant). The foregoing referenced registration rights will be subject to and governed by the terms of the Stockholders’ Agreement. Notwithstanding the Company’s written acceptance of the Instrument of Adherence by its signature below (pursuant to the terms of Section 1.1 above and Section 17 of the Stockholders’ Agreement) upon its delivery by the Holder to the Company in connection with the delivery of a Notice of Exercise, the Company hereby agrees to deliver a countersigned Instrument of Adherence to the Holder promptly following receipt of

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the Holder’s executed copy, and in any event within two (2) business days thereafter, provided that the Holder’s rights under the Stockholders’ Agreement shall be effective as of the date of exercise whether or not the Company returns a countersigned Instrument of Adherence. In addition, (i) prior to the exercise of this Warrant, the Company will provide to the Holder all notices required to be sent to the parties to the Stockholders’ Agreement pursuant to the terms of such agreement as if the Holder were a Holder and Stockholder under the Stockholders’ Agreement as of and after the Issue Date of this Warrant, (ii) other than the amendment and restatement of the Stockholders’ Agreement contemplated by that certain Fifth Amended and Restated Stockholders’ Agreement, dated as of April 24, 2014, among the Company and the Stockholders referenced therein (the “New Stockholders’ Agreement”) (a true and correct copy of which has been publicly filed by the Company via EDGAR), which is to automatically become effective immediately prior to the listing of the Common Stock on a national securities exchange, the Company shall not amend, waive, terminate or modify the terms of the Stockholders’ Agreement without the prior written consent of the Holder unless such amendment, waiver, termination or modification both (a) applies to all Holders and Stockholders under the Stockholders’ Agreement in the same manner in which it would apply to the Holder as a party under the Stockholders’ Agreement, assuming, for purposes of this clause (a), that the Holder had exercised this Warrant and become a party to the Stockholders’ Agreement pursuant to the Instrument of Adherence prior to the effectiveness of any such amendment, waiver, termination or modification, and (b) does not prevent the Holder from becoming a party thereto (except in the case that the Stockholders’ Agreement is wholly terminated without replacement) upon delivery of the Instrument of Adherence, and (iii) other than with respect to the amendment and restatement of the Stockholders’ Agreement contemplated by the New Stockholders’ Agreement, the Company shall promptly, and in no event more than five (5) business days after the date of such event, deliver to the Holder true and complete copies of any amendment, waiver, termination or modification of the Stockholders’ Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

RADIUS HEALTH, INC.

By:

Name:
(Print)
Title:

“HOLDER”

SOLAR CAPITAL LTD.

By:

Name:
(Print)
Title:

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APPENDIX 1

NOTICE OF EXERCISE

1.                                      The undersigned Holder hereby exercises its right purchase                               shares of the Common/Series B-2 Convertible Preferred [circle one] Stock of Radius Health, Inc., a Delaware corporatin (the “Company”), in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐                                                            check in the amount of $                 payable to order of the Company enclosed herewith

☐                                                            Wire transfer of immediately available funds to the Company’s account

☐                                                            Cashless Exercise pursuant to Section 1.2 of the Warrant

☐                                                            Other [Describe]

2.                                      Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.              By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1

EXHIBIT G

FORM OF OXFORD WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	RADIUS HEALTH, INC., a Delaware corporation
Number of Shares:	3,175
Type/Series of Stock:	Series B-2 Preferred
Warrant Price:	$61.42 per share
Issue Date:	May 30, 2014
Expiration Date:	May 30, 2019 See also Section 5.1(b).
Credit Facility:

This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith among Solar Capital Ltd., as Lender and Collateral Agent, Oxford Finance LLC, the Lenders from time to time party thereto, and the Company (as modified, amended and/or restated from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, OXFORD FINANCE LLC (“Oxford” and, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1.         EXERCISE.

1.1          Method of Exercise. Holder may at any time and from time to time prior to the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with (i) a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1, (ii) unless the Stockholders’ Agreement, as defined below, has been terminated or is no longer in effect at the time of exercise, an Instrument of Adherence duly executed by the Holder in substantially the form attached hereto as Appendix 3 (with such changes to Appendix 3 to maintain compliance with the then current Stockholders’ Agreement, as defined below, the “Instrument of Adherence”) and (iii) unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. It is hereby agreed by the Company and the Holder that (x) the Instrument of Adherence shall add the Holder as a party to the Fourth Amended and Restated Stockholders’ Agreement, dated February 14, 2014 (as amended and in effect from time to time, the “Stockholders’ Agreement”), among the Company and the other parties named therein, as a Stockholder and a Holder under the terms of the Stockholders’ Agreement, (y) the Company’s signature below hereby constitutes the Company’s written acceptance of such Instrument of Adherence (pursuant to Section 17 of the Stockholders’ Agreement, or such similar section of the Stockholders’ Agreement as in effect at the time of exercise of the Warrant) effective upon receipt thereof by the Company in connection with the Company’s receipt of a duly executed Notice of Exercise, and (z) the Holder shall be considered to be a Stockholder and Holder under the Stockholders’ Agreement effective as of the receipt by the Company of the Notice of Exercise and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2          Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this

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Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =                             the number of Shares to be issued to the Holder;

Y =                           the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =                             the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =                             the Warrant Price.

1.3          Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is then traded in a Trading Market and the Class is a series of the Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of the Company’s common stock into which a Share is then convertible. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4          Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5          Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6          Treatment of Warrant Upon Acquisition of Company.

(a)           Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own shares representing less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

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(b)           Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (as defined below) (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)           The Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. In the event the Company does not provide such notice, then if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above (without any pre-condition under Section 1.1 above or otherwise, including, without limitation, any delivery by the Holder of an Instrument of Adherence, which, in such instance, if an Instrument of Adherence would otherwise have been required to have been delivered in connection with an election to exercise pursuant to Section 1.1 above, the Holder shall be deemed to have delivered to the Company and to accordingly have become a party to the Stockholders’ Agreement as a Stockholder and a Holder thereunder effective immediately upon the effectiveness of such automatic exercise of this Warrant) as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder and Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof.

(d)           Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e)           As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2.         ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1          Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

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2.2          Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3          Conversion of Preferred Stock. If the Class is a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into common stock pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of common stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4          Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of shares of common stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Articles or Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5          No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6          Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3.         REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1          Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)           The Company has directed to the Holder to document that the Company has publicly filed with the Securities and Exchange Commission via its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), which include a true, complete and correct copy of the Stockholders’ Agreement as amended and/or restated as of the Issue Date and true, complete and correct copies of the Company’s certificate of incorporation, as amended and/or restated as of the Issue Date. The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Class were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold. Each share of the Class underlying this Warrant is convertible into 4.386 shares of Common Stock, par value $0.0001 per share, of the Company.

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(b)           All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.

(c)           The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

(d)           That upon exercise of this Warrant, the Holder will be a Stockholder and Holder under the Stockholders’ Agreement, and shall have the registration rights set forth in Section 5.12 below with respect to the shares of capital stock of the Company issued to the Holder pursuant to such exercise.

3.2          Notice of Certain Events. If the Company proposes at any time to:

(a)           declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)           offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c)           effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d)           effect an Acquisition or to liquidate, dissolve or wind up; or

(e)           effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1)           at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;

(2)           in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and

(3)           with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith unless such registration statement has been filed prior to the date of issuance of this Warrant, in which case no notice need be provided by the Company to the Holder pursuant to this Section 3.2.

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof if the Company does not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

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SECTION 4.         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE HOLDER.

The Holder represents and warrants to the Company, and agrees, as applicable, as follows:

4.1          Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2          Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3          Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4          Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5          The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6          No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5.         MISCELLANEOUS.

5.1          Term; Automatic Cashless Exercise Upon Expiration.

(a)           Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern time, on the Expiration Date and shall be void thereafter.

(b)           Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to

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Holder. In addition, upon an automatic exercise pursuant to this Section 5.1(b), if an Instrument of Adherence would otherwise have been required to have been delivered in connection with an election to exercise pursuant to Section 1.1 above, the Holder shall be deemed to have delivered such document to the Company, and shall be deemed to be a party to the Stockholders’ Agreement as a Stockholder and a Holder thereunder and have all the registration rights set forth in Section 5.12 below, as of the date of automatic exercise pursuant to this Section 5.1(b).

5.2          Legends. Each certificate evidencing Shares (and each certificate evidencing the securities issued upon conversion of any Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO OXFORD FINANCE LLC DATED MAY 30, 2014, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3          Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4          Transfer Procedure. After receipt by Oxford of the executed Warrant, Oxford may transfer all or part of this Warrant to one or more of Oxford’s affiliates (each, an “Oxford Affiliate”), by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing the Company with written notice, Oxford, any such Oxford Affiliate and any subsequent Holder, may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any other transferee, provided, however, in connection with any such transfer, the Oxford Affiliate(s) or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5          Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

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Oxford Finance LLC

133 N. Fairfax Street

Alexandria, VA 22314

Attn: Legal Department

Telephone: (703) 519-4900

Facsimile: (703) 519-5225

Email: LegalDepartment@oxfordfinance.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139

Attn: Nick Harvey, Chief Financial Officer

Telephone: (617) 444-1834

Fax: (617) 551-4701

Email: bnharvey@radiuspharm.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

505 Montgomery Street

San Francisco, CA 94111

Attn: Haim Zaltzman

Fax: (415) 395-8095

Email: haim.zaltzman@lw.com

5.6          Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7          Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8          Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.10        Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11        Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Oxford is closed.

5.12        Registration Rights. The Company hereby agrees that shares of the Company’s Common Stock issued and issuable upon exercise of this Warrant (or upon conversion of the shares issuable upon exercise of this Warrant) shall have, effective as of the date of exercise of this Warrant, all registration rights pursuant to and as set forth in the Stockholders’ Agreement, on a pari passu basis with the other parties to such agreement, including, without limitation, the piggyback and S-3 registration rights set forth in Sections 3.4(b) and 3.5 of the Stockholders’

8

Agreement (or such corollary provision as may be in effect as of the date of exercise of this Warrant). The foregoing referenced registration rights will be subject to and governed by the terms of the Stockholders’ Agreement. Notwithstanding the Company’s written acceptance of the Instrument of Adherence by its signature below (pursuant to the terms of Section 1.1 above and Section 17 of the Stockholders’ Agreement) upon its delivery by the Holder to the Company in connection with the delivery of a Notice of Exercise, the Company hereby agrees to deliver a countersigned Instrument of Adherence to the Holder promptly following receipt of the Holder’s executed copy, and in any event within two (2) business days thereafter, provided that the Holder’s rights under the Stockholders’ Agreement shall be effective as of the date of exercise whether or not the Company returns a countersigned Instrument of Adherence. In addition, (i) prior to the exercise of this Warrant, the Company will provide to the Holder all notices required to be sent to the parties to the Stockholders’ Agreement pursuant to the terms of such agreement as if the Holder were a Holder and Stockholder under the Stockholders’ Agreement as of and after the Issue Date of this Warrant, (ii) other than the amendment and restatement of the Stockholders’ Agreement contemplated by that certain Fifth Amended and Restated Stockholders’ Agreement, dated as of April 24, 2014, among the Company and the Stockholders referenced therein (the “New Stockholders’ Agreement”) (a true and correct copy of which has been publicly filed by the Company via EDGAR), which is to automatically become effective immediately prior to the listing of the Common Stock on a national securities exchange, the Company shall not amend, waive, terminate or modify the terms of the Stockholders’ Agreement without the prior written consent of the Holder unless such amendment, waiver, termination or modification both (a) applies to all Holders and Stockholders under the Stockholders’ Agreement in the same manner in which it would apply to the Holder as a party under the Stockholders’ Agreement, assuming, for purposes of this clause (a), that the Holder had exercised this Warrant and become a party to the Stockholders’ Agreement pursuant to the Instrument of Adherence prior to the effectiveness of any such amendment, waiver, termination or modification, and (b) does not prevent the Holder from becoming a party thereto (except in the case that the Stockholders’ Agreement is wholly terminated without replacement) upon delivery of the Instrument of Adherence, and (iii) other than with respect to the amendment and restatement of the Stockholders’ Agreement contemplated by the New Stockholders’ Agreement, the Company shall promptly, and in no event more than five (5) business days after the date of such event, deliver to the Holder true and complete copies of any amendment, waiver, termination or modification of the Stockholders’ Agreement.

[Remainder of page left blank intentionally]

[Signature page follows]

9

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

RADIUS HEALTH, INC.

By:

Name:
(Print)
Title:

“HOLDER”

OXFORD FINANCE LLC

By:

Name:
(Print)
Title:

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE

1.             The undersigned Holder hereby exercises its right purchase                      shares of the Common/Series               Preferred [circle one] Stock of RADIUS HEALTH, INC. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐            check in the amount of $               payable to order of the Company enclosed herewith

☐            Wire transfer of immediately available funds to the Company’s account

☐            Cashless Exercise pursuant to Section 1.2 of the Warrant

☐            Other [Describe]

2.             Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.             By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

Date:

Appendix 1

APPENDIX 2

ASSIGNMENT

For value received, Oxford Finance LLC hereby sells, assigns and transfers unto

Name:    [OXFORD TRANSFEREE]

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by RADIUS HEALTH, INC. (the “Company”), on May 30, 2014 (the “Warrant”) together with all rights, title and interest therein.

OXFORD FINANCE LLC

By:

Name:

Title:

Date:

By its execution below, and for the benefit of the Company, [OXFORD TRANSFEREE] makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[OXFORD TRANSFEREE]

By:

Name:

Title:

Appendix 2

APPENDIX 3

Instrument of Adherence to
Fourth Amended and Restated
Stockholders’ Agreement
dated February 14, 2014

[                            , 20    ]

Reference is hereby made to that certain FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 14th day of February, 2014, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to                                    shares of Series B-2 Convertible Preferred Stock/Common Stock issuable upon exercise of that certain Warrant to Purchase Stock, dated                      , 2014, held by the undersigned as of the date hereof (the “Warrant”) and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the date of exercise of the Warrant and the resulting issuance by the Corporation of any shares of capital stock of the Corporation to the New Stockholder Party, the undersigned has become a party to the Agreement in the capacities of a Stockholder and a Holder, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to the Stockholder and Holder parties thereunder and shall be deemed to have made all of the representations and warranties made by the Stockholder and Holder parties thereunder. This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed as of the date set forth above.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Appendix 3

EXHIBIT H

Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE
(Term [A][B] Loan)

$	Dated: [DATE]

FOR VALUE RECEIVED, the undersigned, Radius Health, Inc., a Delaware corporation with offices located at 201 Broadway, 6th Floor, Cambridge, MA 02139 (“Borrower”) HEREBY PROMISES TO PAY to the order of [                      ] (“Lender”) the principal amount of [                      ] MILLION DOLLARS ($                            ) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated May 30, 2014 by and among Borrower, Lender, Solar Capital Ltd., as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B] Loan, interest on the Term [A][B] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due subject to the terms of the Loan Agreement.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

Radius Health, Inc.

By
Name:
Title:

LOAN AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Scheduled Payment Amount	Notation By